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                                                               Exhibit 2(k)(vii)

                             AGREEMENT OF AMENDMENT

                                                    Dated as of October 18, 2002

     Reference is made to (i) that certain Revolving Credit and Security Agreement dated as of October 23, 1998 (as from time to time amended, the "Credit Agreement") among Managed High Yield Plus Fund Inc. (the "Borrower"), Corporate Receivables Corporation, Citibank, N.A. and Citicorp North America, Inc., as agent (the "Agent") and (ii) that certain Fee Letter dated as of October 23, 1998 (as from time to time amended, the "Fee Letter") between the Agent and the Borrower. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Fee Letter, as appropriate.

     The parties hereto acknowledge that the Adviser has changed its name from Mitchell Hutchins Asset Management Inc. to UBS Global Asset Management (US) Inc. The parties hereto hereby agree that all references in the Program Documents to the Adviser or to Mitchell Hutchins Asset Management Inc. shall be deemed to refer to UBS Global Asset Management (US) Inc.

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Applicable Margin" set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the percentage ".75%" set forth therein with the percentage "1.00%" and (ii) replacing the percentage "1.75%" set forth therein with the percentage "2.00%".

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "October 18, 2002" set forth therein with the date "October 17, 2003".

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Maturity Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date "October 17, 2003" set forth in clause (ii) therein with the date "October 17, 2004";

     The parties hereto agree that, effective as of the date hereof, the definition of the term "Total Commitment" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the amount "$200,000,000" set forth therein with the amount "150,000,000".

     The parties hereto agree that, effective as of the date hereof, the "Program Fee" is hereby amended by replacing the percentage "0.20%" set forth in paragraph 2 of the Fee Letter with "0.22%".

     The parties hereto agree that, effective as of the date hereof, the "Liquidity Fee" is hereby amended by replacing the percentage "0.115%" set forth in paragraph 3 of the Fee Letter with "0.13%".

     Subject to the specific modifications made herein, all terms and conditions of the Credit Agreement and Fee Letter shall remain in full force and effect.

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     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement:

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Amendment to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC., as Agent  CITIBANK, N.A.
                                        as Secondary Lender


By:   /s/ Marc B. Adelman               By:   /s/ Marc B. Adelman
   --------------------------------        ------------------------------
     Name: Marc B. Adelman                   Name:  Marc B. Adelman
     Title: Vice President                   Title:  Vice President

CORPORATE RECEIVABLES CORPORATION       MANAGED HIGH YIELD PLUS FUND
By: Citicorp North America, Inc.,       INC., as Borrower
      its Managing Agent


By:   /s/ Marc B. Adelman               By: /s/ Paul Schubert
   --------------------------------        ------------------------------
     Name:  Marc B. Adelman                  Name: Paul Schubert
     Title:  Vice President                  Title: Vice President and Treasurer

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